As filed with the Securities and Exchange Commission on June 16, 2010

Registration No. 333-143828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BWAY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	3411	30-3624491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8607 Roberts Drive, Suite 250

Atlanta, Georgia 30350

(770) 645-4800

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

BWAY Holding Company 2007 Omnibus Incentive Plan

BCO Holding Company Stock Incentive Plan

1995 Long-Term Incentive Plan

(Full Title of the Plan)

Kevin C. Kern

Senior Vice President and Chief Administrative Officer

BWAY Holding Company

8607 Roberts Drive, Suite 250

Atlanta, Georgia 30350

(770) 645-4800

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐     Accelerated filer ☒     Non-accelerated filer ☐     Smaller reporting company ☐      (Do not check if a smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

The registration statement on Form S-8 (Registration No. 333-143828) (the “Registration Statement”) of BWAY Holding Company (the “Company”), pertaining to the registration of 8,850,268 shares of the Company’s common stock, par value $0.01 per share, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on June 15, 2007.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 16, 2010. No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933.

BWAY HOLDING COMPANY

By:	/s/ Kenneth M. Roessler
Name:	Kenneth M. Roessler
Title:	President and Chief Executive Officer